Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Current Report on Form 10-Q under the Securities Exchange Act of 1934 of Sweetheart Holdings, Inc., for the twenty-six weeks ended March 31, 2002 of our report dated November 19, 2001 appearing in the Annual Report on Form 10-K of The Fonda Group, Inc., for the year ended September 30, 2001.

                                                  /s/      DELOITTE & TOUCHE LLP

Stamford, Connecticut
April 30, 2002